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                                                                    Exhibit 12.1

Max Re Capital Ltd.
Ratio of Earnings to Fixed Charges
(Dollars in thousands)

                                                  Six months
                                                   ended                         Years ended December 31,
                                                 June 30, 2005   2004          2003         2002         2001          2000
Earnings: Net income/(losses) before income
  taxes/(benefits) and minority interest          $ 59,127      $133,725     $130,892     $ (7,100)     $  2,624     $  8,699

Fixed charges:
Assumed interest component of rent expense (1)         274           546          430          158            75           72
Interest expense                                    19,605        33,644       28,829       23,131        12,121            -
                                                  --------      --------     --------     --------      --------     --------
Total fixed charges                                 19,879        34,190       29,259       23,289        12,196           72
                                                  --------      --------     --------     --------      --------     --------
Earnings plus fixed charges                       $ 79,006      $167,915     $160,151     $ 16,189      $ 14,820     $  8,771
                                                  ========      ========     ========     ========      ========     ========
RATIO OF EARNINGS TO FIXED CHARGES                    3.97x         4.91x        5.47x        0.70x         1.22x      121.82x
                                                  ========      ========     ========     ========      ========     ========

(1) 33.3% represents a reasonable approximation of the interest factor